Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Eastgate Acquisitions Corporation

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statements (Form 10-K for the year ended December 31, 2013, filed April 2, 2014, Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2014, as amended by Amendment No. 1 to the Quarterly Report filed with the SEC on May 19, Amendment No. 2 to the Quarterly Report filed with the SEC on June 11, 2014 and Amendment No. 3 to the Quarterly Report filed with the SEC on June 12, 2014) of Eastgate Acquisitions Corporation on Form S-8 relating to the registration of 20,100,000 shares of common stock.  We also consent to the reference of our firm under the caption “consents of experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

June 16, 2014